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                                                                  EXHIBIT 10.1

                        AMENDMENT TO DISTRIBUTION AGREEMENT

     1. PARTIES AND BACKGROUND. This agreement (this "Agreement") is entered into as of January 1, 2001 by Inverness Medical Technology, Inc. (formerly named Selfcare, Inc., and referred to in this agreement as "Selfcare") and LifeScan, Inc. ("LifeScan") for the purpose of amending the Amended and Restated Sales Distribution Agreement (the "Distribution Agreement") between them made as of June 7, 1999. Capitalized terms used in this Agreement and not otherwise defined are used with the meanings in the Distribution Agreement. The Distribution Agreement is amended only with respect to the terms set forth below.

     Selfcare and LifeScan desire to increase the volume of LS Instruments distributed to users of glucose measuring systems. LifeScan is prepared to commit to purchase a minimum quantity of LS Instruments in 2001 and to distribute them on the terms and conditions specified in this Agreement. Selfcare is prepared to offer special pricing on such LS Instruments in order to obtain such commitment from LifeScan. Each of Selfcare and LifeScan, in consideration of the agreements of the other contained in this Agreement, agree as provided herein.

     2. LIFESCAN AGREEMENT TO PURCHASE. Subject to the qualifications set
forth below in this Section 2, LifeScan agrees to purchase from Selfcare   *
 LS Instruments during calendar year 2001. Unless otherwise agreed, Selfcare
shall ship   *   meters in each calendar quarter of the types Selfcare
determines in good faith to be most likely to meet user demand. LifeScan may request alternate reasonable delivery times and reasonable allocation of the purchase order among different types of meters (FastTake, One Touch Ultra or *), and Selfcare agrees to make reasonable efforts to accommodate
LifeScan's requests. The foregoing shall not, however, affect the firm nature of LifeScan's agreement to purchase as provided above in this paragraph. This amendment will serve as the purchase order for such instruments on the terms and conditions indicated in the Distribution Agreement as amended by this Agreement, except that LifeScan may not withdraw or modify this purchase order other than as provided below in this Section 2. This Purchase Order replaces LifeScan's outstanding purchase order with respect to any LS Instruments delivered or to be delivered in calendar year 2001. Meters already shipped by Selfcare in calendar year 2001 shall be deemed to be shipped pursuant to this purchase order, and the pricing terms specified herein shall apply to such meters.

     The LS Instruments purchased by LifeScan under this Section 2 and
Section 7 shall be shipped in kits pursuant to the separate agreement (the "IML Agreement") between LifeScan and Inverness Medical Limited ("IML") dated May 1, 2000, and Selfcare agrees to cause IML to so ship. LifeScan shall be responsible for the separate charges payable to IML under that agreement. If IML fails to ship kits containing the LS Instruments consistent with the requirements of the preceding paragraph, then, unless such failure was caused by LifeScan's failure to timely supply information or materials as contemplated by the IML Agreement or as otherwise reasonably requested by IML, LifeScan shall not be obligated to purchase the LS Instruments which were not timely shipped.

     3. LIFESCAN COMMITMENT TO DISTRIBUTE. LifeScan agrees that at the end
of calendar year 2001, its inventory of LS Instruments shall not exceed   *
instruments. During calendar year 2001, LifeScan agrees to ship into its customary distribution channels all of the LS Instruments which LifeScan has purchased other than those which it is permitted to have in inventory as of the end of calendar year 2001 pursuant to the preceding sentence. If requested by Selfcare, LifeScan shall certify to Selfcare such information as Selfcare may reasonably request to confirm compliance with this requirement.

     4. MINIMUM STRIP PURCHASES IN 2001. Notwithstanding anything to the contrary in Section 4.4 of the Distribution Agreement, the Yearly Minimum of
LS Strips shall be    *   for calendar year 2001.

     5. PRICING FOR LS INSTRUMENTS PURCHASED PURSUANT TO SECTION 2. Except as provided in Sections 6 and 7 below and in this Section 5, the pricing for LS Instruments specified in the Distribution Agreement shall remain in

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* Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange
Commission.

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effect. Except as provided in Section 6 and below in this Section 5, (i) the
unit price for the first   *   LS Instruments shipped pursuant to Section 2
shall be $ *   , (ii) the unit price for the second    *   LS Instruments
shipped pursuant to Section 2 will be $ *   , (iii) the unit price for the
third   *   LS Instruments shipped pursuant to Section 2 will be $ *    and
(iv) the unit price for the fourth   *   LS Instruments shipped pursuant to
Section 2 will be $ * . If Selfcare, through no fault of LifeScan, fails to deliver any portion of the * LS Instruments contemplated by the preceding sentence during calendar year 2001, it shall make a payment to LifeScan in an amount sufficient to reduce the weighted average price per LS Instrument paid
by LifeScan for the units which Selfcare did deliver in 2001 to $ *   . Any
such payment will be paid by February 28, 2002.

     6. PRICING FOR FASTTAKE LS INSTRUMENTS IN 2001. The price for any FastTake LS Instruments purchased by LifeScan in calendar year 2001 in excess
of   *   units will be $ *   more per unit than the unit price otherwise
applicable.

     7. BLOCK PURCHASES OF ADDITIONAL LS INSTRUMENTS IN 2001. If LifeScan wishes to purchase LS Instruments in 2001 beyond those contemplated by
Section 2 above, and is prepared to do so in blocks of    *    units each, it
may purchase the first block of   *   of such additional units for the
purchase price of $ *   per unit (subject to adjustment as provided below in
this Section 7) so long as it gives Selfcare at least six (6) months' prior written notice of its desired delivery date in 2001. If LifeScan exercises its right pursuant to the preceding sentence and wishes to purchase yet
additional LS Instruments in 2001 in blocks of   *   units each, it may do so
at a purchase price of $ *   per unit so long as it gives Selfcare at least
six (6) months' prior written notice of its desired delivery date in 2001. If LifeScan increases its binding purchase order for LS Strips in 2001 pursuant to procedures for ordering specified in the Distribution Agreement to an
amount greater than   *   LS Strips, the purchase price for the first block
of   *   LS Instruments referred to above in this Section 7 shall be reduced
from $ *   per unit to $ *   per unit.

     8. INTRODUCTION OF COMPETING ELECTROCHEMICAL SYSTEM. Unless Selfcare fails to exercise commercially reasonable efforts to supply LS Instruments as provided in this Agreement, if there is a Market Introduction on or before December 31, 2002 anywhere in the world by LifeScan or any Affiliate of LifeScan of any electrochemical testing system designed to be capable of home use to measure glucose in humans and which is not supplied by Selfcare, the restrictions set forth in Section 4.1(b) and Section 4.1(c) of the Distribution Agreement shall terminate and thereafter Selfcare shall be free to sell Complete System Products and/or Test Strips, in each case, other than Compatible Products, anywhere in the world.

     9. AGREEMENT TO REMAIN IN EFFECT. As amended hereby, the Distribution Agreement remains in full force and effect.

                             INVERNESS MEDICAL TECHNOLOGY, INC.

                             By: /s/ Ron Zwanziger
                                 ---------------------------------------------
                                 Ron Zwanziger, its President

                             Date: 2/20/01
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                             LIFESCAN, INC.

                             By: /s/ Eric P. Milledge
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                                 Eric P. Milledge, its Company Group Chairman

                             Date: 02/16/01
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* Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange
Commission.

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